UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2015

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Harbor Park Drive, Port Washington, NY		11050
(Address of principal executive offices)		(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2015, Pall Corporation (“Pall”) issued an internal memo to its employees announcing executive leadership changes to take effect upon consummation of the merger contemplated by the previously announced Agreement and Plan of Merger, dated May 12, 2015 (the “Merger Agreement”), by and among Pall, Danaher Corporation, a Delaware corporation (“Danaher”), and Pentagon Merger Sub, Inc., a New York corporation and an indirect wholly owned subsidiary of Danaher (“Merger Sub”) providing for the merger of Merger Sub with and into Pall (the “Merger”), with Pall surviving the Merger as an indirect wholly owned subsidiary of Danaher. A copy of the internal announcement is attached herewith as Exhibit 99.1.

Effective upon the consummation of the Merger, Mr. Lawrence D. Kingsley will be stepping down as Chairman and CEO of Pall. Concurrently, Danaher has announced the appointment of Mr. Rainer Blair, Danaher Vice President and Group Executive, as President and CEO of Pall, effective upon the consummation of the Merger.

These executive leadership changes will become effective and are conditioned upon the consummation of the Merger. The consummation of the Merger remains subject to customary closing conditions, including (a) obtaining antitrust and other regulatory approvals in the United States and certain other jurisdictions and (b) approval by the holders of two-thirds of outstanding shares of Pall common stock entitled to vote on the adoption of Merger Agreement.

Forward-Looking Statements

This communication may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

Pall’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Pall related to the Merger Agreement; the inability to complete the transaction due to the failure to obtain the Required Vote or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from Pall’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on Pall’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in Pall’s Annual Report on Form 10-K for the year ended July 31, 2014 filed with the Securities and Exchange Commission (the “SEC”). Factors or events that could cause Pall’s actual results to differ may emerge from time to time, and it is not possible for Pall to predict all of them. The statements made herein are made as of the date of this disclosure and Pall undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving Pall and Danaher. In connection with the proposed merger, Pall will file with the SEC and will mail to shareholders a definitive proxy statement in connection with the solicitation of proxies for its special meeting, and each of Pall and Danaher may file other documents with the SEC regarding the proposed merger transaction. PALL’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PALL, DANAHER AND THE MERGER. Shareholders will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Pall with the SEC at the SEC’s web site at www.sec.gov. Copies of the proxy statement and the filings that will be incorporated by reference therein may also be obtained, without charge, from Pall’s website, www.pall.com, under the heading “Investor Relations” or by contacting Pall’s Investor Relations at 516-801-9871 or pall_ir@pall.com.

Participants in Solicitation

Pall, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Pall’s directors and executive officers is available in its proxy statement filed with the SEC on October 31, 2014. Additional information regarding these persons and their interests in the proposed merger transaction is included in the definitive proxy statement relating to the proposed merger transaction that has been filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 8.01

The information set forth above in Item 5.02 is hereby incorporated by reference into this Item 8.01.

Item 9.01

(d)       Exhibits

99.1       Internal Announcement to Employees of Pall Corporation, dated June 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation
(Registrant)

June 23, 2015	By:	/s/ Roya Behnia
	Name:	Roya Behnia
	Title:	Senior Vice President, General Counsel and
Corporate Secretary